Exhibit 10.10

UTI ASSIGNMENT AND ORIGINATION TRUST DOCUMENT AMENDMENT

This UTI ASSIGNMENT AND ORIGINATION TRUST DOCUMENT AMENDMENT (this “Agreement”), dated as of July 31, 2000 is among PORSCHE FUNDING LIMITED PARTNERSHIP, a Delaware limited partnership, as Settlor and the New UTI Holder (the “Settlor” or the “New UTI Holder”), PORSCHE LEASING LTD., a Delaware business trust (the “Trust”), PORSCHE CREDIT CORPORATION, a Delaware corporation, as the Current UTI Holder and as Servicer (“Current UTI Holder” or the “Servicer”), and WILMINGTON TRUST COMPANY, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Servicer, on behalf of the Trust, desires to implement a deferred like-kind exchange program to enhance the after-tax yield of the Trust’s leases and leased vehicles;

WHEREAS, the parties hereto desire to amend the Amended and Restated Servicing Agreement dated as of November 14, 1997 (as amended, modified or supplemented from time to time, the “Servicing Agreement”) by and between the Trust and the Servicer to implement and accommodate a deferred like-kind exchange program and to accomplish certain other purposes;

WHEREAS, the parties hereto also desire to amend the Servicing Agreement and the Amended and Restated Trust Agreement dated as of November 14, 1997 (as amended, modified or supplemented from time to time, the “Trust Agreement”) by and among the Current UTI Holder, the Settlor and the Trustee to reflect the transfer of the Undivided Trust Interest and the Undivided Trust Interest Certificate to the New UTI Holder;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.  Definitions. Capitalized terms used herein which are undefined shall have the meanings assigned to them in (a) the Servicing Agreement or (b) if not defined in the Servicing Agreement but defined in or pursuant to the Trust Agreement, the Trust Agreement.

Section 2.  Assignment of UTI Certificate.

(a)  The Current UTI Holder hereby assigns and transfers to the New UTI Holder, without recourse, all of the Current UTI Holder’s right, title and interest in and to the UTI Interest and the UTI Certificate (and all rights thereunder) of the Trust and all proceeds of the foregoing. As of the date hereof, the New UTI Holder hereby agrees to pay in cash $37,900,298.75 in consideration of the UTI Certificate.

(b)  Pursuant to Section 4.1(a) of the Trust Agreement, the New UTI Holder covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Trust, any other Special Purpose Entity, or any general partner of a Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

(c)  Pursuant to Section 4.1(a) of the Trust Agreement, the New UTI Holder releases all claims to the Trust Assets allocated to each SUBI Portfolio and, in the event that such release is not given effect, fully subordinates all claims it may be deemed to have against all Trust Assets allocated to each SUBI Portfolio.

Section 3.  Amendment of Reflect New UTI Holder. Unless the context requires otherwise, any references to the “UTI Holder” in the Trust Agreement, the Servicing Agreement, any SUBI Supplement or any amendments thereto to Porsche Credit Corporation as the UTI Holder shall be deemed to be references to Porsche Funding Limited Partnership as the UTI Holder.

Section 4.  Purchase by Origination Trust of Leases and Leased Vehicles. Section 2.1(b)(ii) of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(ii)  The Servicer may pay funds to a Dealer for the purchase by the Origination Trust of Leases and Leased Vehicles and may pay any fees, taxes and the like (“Fees and Taxes”) payable by the Origination Trust. Any payment by the Servicer to a Dealer to acquire a Leased Vehicle or a related Lease shall constitute (A) a loan by the Servicer to the UTI Holder in the amount of the purchase price of such Lease and the related Leased Vehicle, (B) a subsequent capital contribution by the UTI Holder to the Trust in the amount of the purchase price of such Lease and the related Leased Vehicle, (C) the acquisition by the Trust of such Lease and related Leased Vehicle directly from the Dealer; and (D) an increase in the UTI Holder’s UTI Interest to reflect the addition of such Lease and the related Leased Vehicle.

Section 5.  Servicing Fees and Compensation.

(a)  Section 2.5(a)(ii) of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(ii) With respect to the UTI Portfolio, an amount equal to the product of (A) 1/12 (B) 1.50%, and (C) the average of (x) the aggregate Outstanding Lease Balance of all Leases allocated to the UTI Portfolio as of the beginning of the preceding calendar month and (y) the aggregate Outstanding Lease Balance of all Leases allocated to the UTI Portfolio as of the end of the preceding calendar month.

(b)  The Servicing Agreement is amended to add a new Section 2.5(c) to read as follows:

(c)  As additional servicing compensation, the Servicer shall be entitled to receive from the UTI Holder, on the first day of each calendar month, $150 for each Lease and related Leased Vehicle acquired by the Origination Trust in accordance with Section 2.1(b)(i).

Section 6.  Treatment of Sales Proceeds.

(a)  Section 2.2(c)(ii) of the Servicing Agreement shall be deleted in its entirety and replaced by the following:

(ii)   As to any such funds received by the Servicer accompanied by all necessary Payment Information, the Servicer shall (A) enter the Payment Information in its computer system, (B) segregate all such funds by the Portfolio(s) to which such funds relate, (C) deposit all such funds relating to any SUBI Portfolio as set forth in the related SUBI Servicing Agreement Supplement, (D) deposit all funds other than actual Sales Proceeds (net of reimbursement of any Liquidation Expenses incurred by the Servicer with respect to any Leased Vehicle whose Liquidation Proceeds are included among such funds) relating to the UTI Portfolio as directed by the UTI Holder and (E) deposit an amount equal to Sales Proceeds (net of reimbursement of any Liquidation Expenses incurred by the Servicer with respect to any Leased Vehicle related to such Sales Proceeds) relating to the UTI Portfolio in accordance with Section 2.2(c)(v).

(b)  The Servicing Agreement is amended to add a new Section 2.2(c)(v) to read as follows:

(v)  As to any actual Sales Proceeds received by the Servicer relating to the UTI Portfolio, such actual Sales Proceeds will be transmitted to Bank One N.A. for use in connection with a deferred like-kind exchange program in accordance with the Master Exchange Agreement dated July 27, 2000 by and among the Origination Trust, the Servicer and Bank One Exchange Corporation, doing business as “Porsche Payment Center, Inc.,” an Illinois corporation as intermediary.

Section 7.  Full Force and Effect. As expressly amended hereby, the Servicing Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected. Any reference to the Servicing Agreement from and after the date hereof shall be deemed to refer to such Servicing Agreement as amended hereby, unless otherwise expressly stated.

Section 8.  Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Agreement in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

Section 9.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 10.  References. References in this Agreement to any or all of the Servicing Agreement or any SUBI Supplement shall be deemed to include a reference to such Servicing

Agreement or such SUBI Supplement as it may be amended, restated, modified or supplemented from time to time.

Section 11.  Headings. The headings of this Agreement are for purposes of reference only and shall not effect the construction of this Agreement.

Section 12.  No Petition. Each party hereto (and each holder and pledgee of the UTI Certificate, by virtue of its acceptance of such UTI or pledge thereof) covenants and agrees that, prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Trust, any other Special Purpose Entity, or any general partner of a Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of the Servicing Agreement, as amended by this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PORSCHE LEASING LTD.,	PORSCHE FUNDING LIMITED PARTNERSHIP, as Settlor and New UTI Holder

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee	By: Porsche Funding Corporation, Its General Partner

By: /s/ Ann E. Roberts	By: /s/ Richard A. Kosiec
Name: Ann E. Roberts	Name: Richard A. Kosiec
Title: Assistant Vice President	Title: Treasurer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee	PORSCHE CREDIT CORPORATION, as Servicer and Current UTI Holder

By: /s/ Ann E. Roberts	By: /s/ Ross A. Dupper
Name: Ann E. Roberts	Name: Ross A. Dupper
Title: Assistant Vice President	Title President

UTI Assignment and

Origination Trust Document Amendment